UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2019

RED ROCK RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37754	47-5081182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1505 South Pavilion Center Drive, Las Vegas, Nevada 89135

(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 495-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.01, par value	RRR	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2019, the shareholders of Red Rock Resorts, Inc. (the “Company”) approved the Company’s Amended and Restated 2016 Equity Incentive Plan (the “Amended Plan”). The Amended Plan was previously adopted by the Board of Directors of the Company (the “Board”) on April 23, 2019. The Amended Plan authorizes the Board (or a committee thereof) to award equity-based compensation in the form of (1) stock options, including incentive stock options, (2) stock appreciation rights, (3) restricted stock, (4) restricted stock units, (5) performance awards, and (6) other stock-based awards.

Subject to any adjustments permitted under the Amended Plan, the Amended Plan authorizes the issuance of an additional 11,585,479 shares of Class A common stock (“Shares”) in connection with awards pursuant to the Amended Plan, plus the number of Shares remaining available for issuance under the original 2016 Equity Incentive Plan (the “Original 2016 Plan”) as of June 13, 2019, plus the number of Shares that again become available for awards under the terms of the Original 2016 Plan and the Amended Plan. No more than 11,585,479 Shares under the Amended Plan may be issued upon the exercise of ISOs. The number of Shares with respect to awards that may be granted under the Amended Plan to any individual participant in respect of a single fiscal year may not exceed 1,737,822 Shares. The maximum total compensation (including awards under the Amended Plan, determined based on the fair market value of such awards as of the grant date, plus annual retainer fees, chairperson fees, committee member fees and any other remuneration) that may be paid to any non-employee director in respect of a single fiscal year is limited to $750,000.

The Amended Plan limits the aggregate number of Shares that can be delivered in respect of full value awards (e.g., restricted shares and restricted stock units) to no more than 30% of the maximum numbers of Shares that may be delivered under the Amended Plan.

A summary of the Amended Plan was included as part of Proposal 3 in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2019 (the “Proxy Statement”). The summary of the Amended Plan contained in the Proxy Statement is qualified by, and subject to, the full text of the Amended Plan, which was filed as Appendix A to the Proxy Statement and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 13, 2019, at which shareholders voted on the matters set forth below.

Proposal 1: Election of Directors

Nominee	For	Withheld
Frank J. Fertitta III	509,166,431	11,273,533
Lorenzo J. Fertitta	508,743,776	11,696,188
Robert A. Cashell, Jr.	496,166,327	24,273,637
Robert E. Lewis	502,558,792	17,881,172
James E. Nave, D.V.M.	501,807,451	18,632,513

Broker Non-Votes: 1,428,769 for each of Mr. Fertitta, Mr. Fertitta, Mr. Cashell, Mr. Lewis and Dr. Nave.

Each of the foregoing directors was elected and received the affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum was present.

Proposal 2: “Say-on-pay” non-binding advisory vote

For	Against	Abstain
514,828,931	5,608,720	2,313

Broker Non-Votes: 1,428,769

The foregoing Proposal 2 was approved on an advisory basis.

Proposal 3: Approval of Amended and Restated 2016 Equity Incentive Plan

For	Against	Abstain
515,397,635	5,034,519	7,810

Broker Non-Votes: 1,428,769

The foregoing Proposal 3 was approved.

Proposal 4: Ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019

For	Against	Abstain
521,694,216	174,150	367

Broker Non-Votes: 0

The foregoing Proposal 4 was approved.

Proposal 5: Shareholder Proposal on Director Elections

For	Against	Abstain
53,294,906	467,103,588	41,470

Broker Non-Votes: 1,428,769

The foregoing Proposal 5 was not approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED ROCK RESORTS, INC.

Date: June 17, 2019	/s/ Stephen L. Cootey
	By:	Stephen L. Cootey
Executive Vice President, Chief Financial Officer and Treasurer